UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 8, 2017

Global Bridge Capital, Inc.

(Name of Small Business Issuer in its charter)

Delaware	333-215528	38-4015038
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15-7 Tower B, The Vertical Business Suite, Bangsar South City,

No. 8, Jalan Kerinchi, 59200, Kuala Lumpur, Malaysia

(Address of Principal Executive Offices)

Telephone: +603-86053699

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Certain officers

On September 1, 2017, the Board approved the appointment of Jeremy Mah Waye Shawn as our Chief Investment Officer, with an effective date of appointment on September 1, 2017.

Jeremy Mah Waye Shawn, Age 31- Chief Investment Officer

Background of Jeremy Mah Waye Shawn

Jeremy Mah Waye Shawn graduated from Nottingham Trent University, United Kingdom, with a Master’s of Business Administration, a Bachelor’s Degree in Banking and Finance from Monash University, Australia.

From 2011 to present he has held the position of Associate Director with CIMB-Principal Asset Management Berhad, a leading asset management company in Malaysia. His key responsibilities include business strategy and sales management. In addition, from 2008 to 2011 he has gained retail banking experience throughout his tenure with Hong Leong Bank Berhad, RBC Investor Services Malaysia Sdn Bhd and Alliance Bank Malaysia Berhad.

Due to Jeremy Mah Wah Shawn’s business experience the board has decided to appoint him to the position of Chief Investment Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Bridge Capital, Inc.

Dated: September 8, 2017

By: /s/ Tan Yu Chai

Tan Yu Chai

Chief Executive Officer